UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Modification of CEO and CFO Employment Agreements

On May 18, 2006, Calpine Corporation (the “Company”) entered into amended Employment Agreements with each of Robert P. May, the Company’s Chief Executive Officer, and Scott J. Davido, the Company’s Executive Vice President, Chief Financial Officer and Chief Restructuring Officer. Copies of the original Employment Agreements of Mr. May and Mr. Davido were filed with the SEC as exhibits to the Company’s Current Reports on Form 8-K filed with the SEC on December 27, 2005, and February 3, 2006, respectively. Copies of the amended Employment Agreements were filed with the Company’s Annual Report on Form 10-K for the period ended December 31, 2005, as Exhibits 10.5.2 and 10.5.3, respectively. The Employment Agreements, as amended, were approved by an order of the Bankruptcy Court dated May 10, 2006.

The amendments to the Employment Agreements include the following:

•

Each Employment Agreement will not automatically renew; notice of renewal is required within 150 days prior to the end of the applicable term. Non-renewal of the Employment Agreement shall constitute Good Reason (as defined in each Employment Agreement) for the executive to terminate his employment.

•	The Success Fee, if any, shall be paid in accordance with Compensation Schedules attached to the applicable Employment Agreement.
•

The executive shall not be entitled to severance payments (except as required by COBRA) if he terminates his employment for Good Reason or the Company terminates his employment other than for Cause (as defined in each Employment Agreement) prior to the effective date of a plan of reorganization.

•

If the executive terminates his employment for Good Reason or the Company terminates his employment not for Cause prior to the effective date of a plan of reorganization, the executive would be entitled to a Guaranteed Minimum Success Fee (as defined in each Employment Agreement). If a Success Fee is earned and paid, the Success Fee, if any, will be reduced by the amount of any Guaranteed Minimum Success Fee paid to the executive.

•	Non-competition provisions will apply for 12 months after the executive’s employment is terminated and are limited to a specified group of companies.
•

If the executive is a prevailing party in a dispute related to his Employment Agreement, the Company shall reimburse any expenses, including attorneys’ fees. This reimbursement is in addition to any rights the executive may have under the Company’s Certificate of Incorporation, Bylaws or Director and Officer insurance policies.

The foregoing summary of the amendments to Messrs. May and Davido’s Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the amended Employment Agreements of Messrs. May and Davido, copies of which are incorporated by reference hereto as Exhibits 10.5.2 and 10.5.3, respectively.

ITEM 8.01 — OTHER EVENTS

Modification of Director Compensation

On May 10, 2006, the Bankruptcy Court also approved the compensation of non-employee members of the Board of Directors of the Company for Board and Committee service as set forth in the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2006, except that the non-employee Chairman of the Board shall, in addition to the annual and meeting fees, receive an annual fee of $50,000 for such service, rather than the originally reported fee of $125,000.

Designated Projects

On May 17, 2006, pursuant to the Second Amended Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection, docket no. 881, entered by the Bankruptcy Court on February 24, 2006 (the “Final Cash Collateral Order”), the Company and its subsidiaries that have filed for protection under Chapter 11 of the United States Bankruptcy Code (collectively with the Company, the “Debtors”), and the Official Committee of Unsecured Creditors of Calpine Corporation and the Ad Hoc Committee of Second Lien Holders of Calpine Corporation (together, the “Committees”) agreed, in consultation with the indenture trustee for the first lien debt of the Company (the “First Lien Trustee”), on the designation of five additional projects (the “Designated Projects”) that, absent the consent of the Committees or unless ordered by the Bankruptcy Court, may not receive funding, other than certain limited amounts that were agreed to by the Debtors and the Committees in consultation with the First Lien Trustee. The five additional Designated Projects, which are as follows, are in addition to the nine Designated Projects identified in the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2006:

•	Acadia Energy Center
•	Aries Energy Center
•	Hog Bayou Energy Center
•	Pryor Power Plant
•	Santa Rosa Energy Center

In accordance with the Final Cash Collateral Order, the Debtors may determine, in consultation with the Committees and the First Lien Trustee, that additional projects should be added to, or that listed projects should be deleted from, the list of Designated Projects.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
10.5.2*	Employment Agreement, effective as of December 12, 2005, between the Company and Robert P. May.
10.5.3*	Employment Agreement, effective as of January 30, 2006, between the Company and Scott J. Davido.
*	Incorporated by reference to the similarly numbered Exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2005, filed with the SEC on May 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: May 22, 2006

EXHIBIT INDEX

Exhibit	Description

10.5.2*	Employment Agreement, effective as of December 12, 2005, between the Company and Robert P. May.

10.5.3*	Employment Agreement, effective as of January 30, 2006, between the Company and Scott J. Davido.

*	Incorporated by reference to the similarly numbered Exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2005, filed with the SEC on May 19, 2006.

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